Exhibit 99.1

04/29/2005

DTE Energy Exec To Speak At American Gas
Association Financial Forum

DETROIT — David E. Meador, DTE Energy executive vice president and chief financial officer, will provide a business update at the American Gas Association Financial Forum in New Orleans at approximately 2:35 p.m. CDT Monday, May 2.

The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at dteenergy.com/investors. The webcast replay will be available and archived on the website.

DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at dteenergy.com.

Members of the media, for further information:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807